                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports as of the dates listed below and for the companies listed below included in Condor Technology Solution, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997.


                           Company                                  Date                Page

Condor Technology Solutions, Inc.                            March 11, 1998               42
Computer Hardware Maintenance Company, Inc.                  March 13, 1998               64
Federal Computer Corporation                                 March 25, 1998               77
Corporate Access, Inc.                                       March 11, 1998               95
Interactive Software Systems Incorporated                    March 06, 1998              104
U.S. Communications, Inc.                                    March 11, 1998              115
InVenture Group, Inc.                                        March 11, 1998              125
MIS Technologies, Inc.                                       March 11, 1998              135




PricewaterhouseCoopers LLP


Falls Church, Virginia
September 28, 1998